UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2017

REV Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 E. Kilbourn Avenue, Suite 2600, Milwaukee WI 02116

(Address of Principal Executive Offices, including Zip Code)

(414) 290-0910

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240 12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 25, 2017, REV Group, Inc. (the “Company”), entered into a revolving credit and guaranty agreement (the “ABL Agreement”) providing for a senior secured asset-based revolving credit facility (the “ABL Facility”) and a term loan and guaranty agreement (the “Term Loan Agreement”) providing for a $75.0 million senior secured term loan (the “Term Loan”), the material terms of which are described in more detail below.

ABL Facility

The ABL Agreement was entered into among the Company, as Borrower, certain subsidiaries of the Company, as Guarantor Subsidiaries, Ally Bank (“Ally”), as Administrative Agent and Ally and BMO Harris Bank N.A., as Co-Collateral Agents, and certain other lenders and agents party thereto.

The ABL Facility provides for revolving loans and letters of credit in an aggregate amount of up to $350.0 million. The total ABL Facility is subject to a $30.0 million sublimit for swing line loans and a $35.0 million sublimit for letters of credit, along with certain borrowing base and other customary restrictions as defined in the ABL Agreement. The ABL Agreement allows for incremental facilities in an aggregate amount of up to $100.0 million, plus the excess, if any, of the borrowing base then in effect over total commitments then in effect. Any such incremental facilities are subject to receiving additional commitments from lenders and certain other customary conditions. The ABL Facility matures five years after the closing date.

All revolving loans under the ABL Facility bear interest at rates equal to, at the Company’s option, either a base rate plus an applicable margin, or a Eurodollar rate plus an applicable margin. Applicable interest rate margins are initially 0.75% for all base rate loans and 1.75% for all Eurodollar rate loans (with the Eurodollar rate having a floor of 0%), subject to adjustment based on utilization in accordance with the ABL Agreement. Interest is payable quarterly for all base rate loans, and is payable monthly or quarterly for all Eurodollar rate loans.

The lenders under the ABL Facility have a first priority security interest in substantially all accounts receivable and inventory of the Company, and a second priority security interest in substantially all other assets of the Company.

The Company may prepay principal, in whole or in part, at any time without penalty.

The ABL Agreement contains customary representations and warranties, affirmative and negative covenants, subject in certain cases to customary limitations, exceptions and exclusions. The ABL Agreement also contains certain customary events of default. The occurrence of an event of default under the ABL Facility could result in the termination of the commitments under the ABL Facility and the acceleration of all outstanding borrowings under it. The ABL Agreement requires the Company to maintain a minimum fixed charge coverage ratio of 1.00 to 1.00 during certain compliance periods as specified in the ABL Agreement.

Term Loan

The Term Loan Agreement was entered into among the Company, as Borrower, certain subsidiaries of the Company, as Guarantor Subsidiaries, Ally, as Administrative Agent and Collateral Agent, and certain other lenders and agents party thereto.

The Term Loan Agreement allows for incremental facilities in an aggregate amount of up to $125.0 million. Any such incremental facilities are subject to receiving additional commitments from lenders and certain other customary conditions. The Term Loan will amortize at a rate of 1.00% per year, and will mature five years after the closing date.

Applicable interest rate margins for the Term Loan are initially 2.50% for base rate loans and 3.50% for Eurodollar rate loans (with the Eurodollar rate having a floor of 1.00%). Interest is payable quarterly for all base rate loans, and is payable monthly or quarterly for all Eurodollar rate loans.

The Company may voluntarily prepay principal, in whole or in part, at any time, without penalty. Beginning in the fiscal year ended on or about October 31, 2018, the Company is obligated to prepay certain amounts based on the Company’s Excess Cash Flow, as defined in the Term Loan Agreement. The Term Loan is also subject to mandatory prepayment if the Company or any of its restricted subsidiaries receives proceeds from certain events, including certain asset sales and casualty events, and the issuance of certain debt and equity interests.

The Term Loan Agreement contains customary representations and warranties, affirmative and negative covenants, in each case, subject to customary limitations, exceptions and exclusions. The Term Loan Agreement also contains certain customary events of default. The Term Loan Agreement requires the Company to maintain a specified secured leverage ratio, which will be tested quarterly and become more restrictive over the term of the Term Loan.

The foregoing descriptions of the ABL Agreement and the Term Loan Agreement do not purport to be complete and are qualified in their entirety by reference to the ABL Agreement and the Term Loan Agreement, which are filed with this Current Report as Exhibits 10.1 and 10.2, respectively.

Item 1.02	Termination of a Material Definitive Agreement.

Concurrently with the closing of the ABL Facility and the Term Loan on April 25, 2017, the Company repaid its existing senior secured revolving credit facility and repaid all outstanding loans and obligations thereunder in full.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On April 25, 2017, the Company completed the purchase of all of the common stock of FFA Holdco, Inc. (the “Acquisition”), pursuant to a Stock Purchase Agreement, dated April 25, 2017, by and among the Company, the stockholders of FFA Holdco, Inc. and Benjamin W. Yarbrough, as Seller Representative.

The Company issued a press release announcing the acquisition, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Revolving Credit and Guaranty Agreement, by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantor Subsidiaries, Ally Bank, as Administrative Agent and Ally Bank and BMO Harris Bank N.A., as Co-Collateral Agents, and certain other lenders and agents party thereto, dated April 25, 2017.

10.2	Term Loan and Guaranty Agreement, by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantor Subsidiaries, Ally Bank, as Administrative Agent and Collateral Agent, and certain other lenders and agents party thereto, dated April 25, 2017.

99.1	Press Release of REV Group, Inc., dated April 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REV Group, Inc.

Date: April 25, 2017	By:	/s/ Pamela S. Krop
	Name:	Pamela S. Krop
	Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Revolving Credit and Guaranty Agreement, by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantor Subsidiaries, Ally Bank, as Administrative Agent and Ally Bank and BMO Harris Bank N.A., as Co-Collateral Agents, and certain other lenders and agents party thereto, dated April 25, 2017.

10.2	Term Loan and Guaranty Agreement, by and among the Company, as Borrower, certain subsidiaries of the Company, as Guarantor Subsidiaries, Ally Bank, as Administrative Agent and Collateral Agent, and certain other lenders and agents party thereto, dated April 25, 2017.

99.1	Press Release of REV Group, Inc., dated April 25, 2017.